EXHIBIT 10.6

                                             BigBand  Networks,  Inc.
                                             3  Azrleli  Tower
                                             Floor  #36
                                             Tel  Aviv  67023
BIGBAND
NETWORKS                                     Phone:  03-607-1172
                                             Fax:    03-607-1222
                                             irisb@bigbandnet.com
                                             --------------------


                          ANNUAL AGREEMENT - YEAR 2001

February  05,  2001

Agreement  between
------------------

BigBand  Networks  Ltd.

Contact:     Iris  Bar-Shlomo  -  Purchasing  Manager
             Ronit  Goodman    -  Buyer

And

Enertec

Contact:     Harry  Mund


Enertec will provide Bigband the following power supply as agreed on their quotation from Feb.04.2001 and described below:

--------  -----------  -----------  ----------  -----  ---------  -------------
                                      Annual
                                     Forecast
BigBand                                From    Buffer
P/N       Manufacture  Manuf. P/N   March 2001  Stock  Lead Time  Unite Price $
--------  -----------  -----------  ----------  -----  ---------  -------------
PS000002  Hitron       HVP350-490E         500     60  12-14 Wks          225.6
--------  -----------  -----------  ----------  -----  ---------  -------------


Remarks:

1. Payment Terms: Net + 45 days from Invoice date, in accordance with the "Yatzig" rate of the dollar

2.   The  price  above  includes  shipments  to BigBand's warehouse by supplier.

3.   One  order  of  500  pcs  with  split  delivery over a period of 12 months.

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4.   Enertec  will  accept  to change delivery schedule at any time according to
     BigBand's  request  up  to  a  period  of  18  months  from  order  date.

5. Enertec will keep a buffer stock of 60 pcs for a time period of up to 18 months. This qty is not cancelable and part of the annual Forecast.

6. Enertec will accept cancellation of partial qty, in which case a cancellation fee will apply. The cancellation fee is dependant on how much time in advance the cancellation was done, where in the production state are the cancelled units and can be 10% to 50% of cancelled units value, as will be agreed between Enertec and Bigband. In any case BigBand will have to pay for special components: PCB, transformer and other magnetics components. Please provide the list.
                  -------------------------

7. Bigband has the possibility to cancel an order but in this case the prices will be adjusted according to the qty ordered: 100-250 pcs - $249 / 250-500 pcs - $232.40.

8.   The  units  supplied  will  be  identical to the units approved by BigBand.

9.   Penalty  for  delay  on  confirmed  delivery:  2%  per  month,  10%  max.

10. The supplier will provide BigBand a monthly report on the buffer stock, and will not use them without BigBand's written confirmation.

11. Enertec will do any repair needed in the Power Supply in Israel and without any additional charges.

12. If any changes will be required Enertec will share cost in accordance with negotiation.

13.  Warranty:  12  months  from  delivery.

14.  Prices  above  do  not  include  VAT.

15. The amount set forth in this agreement shall be supplied to BigBand on an annual basis. Actual delivery of shipments shall be made in accordance with the annual order placed by Bigband or in accordance with the annual order placed by BigBand or in accordance to specific written request from BigBand, throughout the year.

Thank  you  for  your  cooperation.

                         Ronit  Goodman           Iris  Bar-Shlomo
                         Buyer                    Purchasing  Manager
Supplier's  Signature

Name:     Harry  Mund

Date:     22/7/01


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